UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2016

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 5, 2016, The Bancorp, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with certain institutional and accredited investors (collectively, the "Investors"), pursuant to which the Company sold an aggregate of 7,560,000 shares of the Company's common stock, par value $1.00 per share, at a purchase price of $4.50 per share (the "Common Stock"), and 40,000 shares of a new series of preferred stock, Series C mandatorily convertible cumulative non-voting perpetual preferred stock, par value $0.01 per share, at a purchase price of $1,000 per share (the "Series C Preferred Stock"), in a private placement (the "Private Placement") for total consideration of approximately $74 million. The Company intends to use the net proceeds of the private placement transaction for general corporate purposes. The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the Investors that are customary in private placement transactions and is subject to customary closing conditions.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The issuance of the securities pursuant to the Securities Purchase Agreement and the Subscription Agreement (discussed below) is exempt from registration pursuant to the exemption provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended, based upon the facts set forth herein, because the purchasers are all accredited investors and because the transactions did not involve any public offering.

Series C Preferred Stock

On August 5, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate Of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the "Certificate of Designation"), which classified and designated 40,000 authorized but unissued shares of the Company's preferred stock as shares of Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share. The preferences, limitations, powers and relative rights of the Series C Preferred Stock are set forth in the Certificate of Designation and are described below.  A Copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Series C Preferred Stock ranks senior to the Company's common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Each share of Series C Preferred Stock has a "Liquidation Preference" of $1,000. Holders of the Series C Preferred Stock generally will have limited voting rights as provided below. The Series C Preferred Stock will not be redeemable by either the Company or by a holder.

For the period beginning on and including October 1, 2016, but only to the extent that the Series C Preferred Stock remains outstanding, each share of the Series C Preferred Stock will bear a cash dividend, when and as authorized by the Board of Directors of the Company, equal to 12% per annum. Such dividends shall be cumulative from October 1, 2016 and shall be payable quarterly in arrears, provided, however that the Company shall neither declare nor pay any such dividends from and after the date which is 180 days from the date of issuance of the Series C Preferred Stock without prior consultation with, and non-objection by, the Federal Reserve Bank of Philadelphia. If the Series C Preferred Stock is converted to Common Stock prior to October 1, 2016, then no dividends will be payable on the Series C Preferred Stock.

The Series C Preferred Stock will automatically convert into shares of Common Stock following the approval by the requisite holders of the Common Stock of the conversion of the Series C Preferred Stock into Common Stock. Each share of Series C Preferred Stock shall convert into that number of shares of Common Stock equal to (i) the sum of the Liquidation Value and all accrued and unpaid dividends thereon, divided by (ii) the conversion price of $4.50 per share, subject to adjustment as described in the Certificate of Designation.

The affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, shall be required to (a) issue additional amounts or classes of capital stock of the Company that are senior to the Series C Preferred Stock, (b) modify the terms of the Series C Preferred Stock so as to significantly and adversely affect its rights or preference, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series C Preferred Stock are in arrears or (e) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series C Preferred Stock voting as a separate class.

The Company does not plan on making an application to list the shares of Series C Preferred Stock on the Nasdaq Stock Market, any other national securities exchange or any other nationally recognized trading system. The Common Stock is listed on Nasdaq Global Select Market under the symbol "TBBK."

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designation attached as Exhibit 3.1 hereto.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement dated as of August 5, 2016 (the "Registration Rights Agreement"), with each of the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a resale registration statement by no later than October 15, 2016 for the purpose of registering the resale of the Common Stock issued in the Private Placement and the underlying shares of Common Stock into which the shares of Series C Preferred Stock are convertible (following stockholder approval of the conversion of the Series C Preferred Stock into shares of Common Stock). Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to have such registration statement declared effective with the Securities and Exchange Commission (the "SEC") as soon as practical, but not later than the 90th day following the closing of the Private Placement (or, in the event the SEC reviews and has written comments to the registration statement, the 120th calendar day following the closing of the Private Placement).

In the event the holders of the Company's common stock do not vote to approve the conversion of the Series C Preferred Stock into Common Stock prior to the date that is the one year anniversary from the closing of the Private Placement, the Company shall prepare and file one or more registration statements for the purpose of registering the resale of all of the Series C Preferred Stock by the holders thereof.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement attached as Exhibit 10.2 hereto.

Side Letters; Board Appointment and Observer Rights

Pursuant to the terms of the Securities Purchase Agreement, prior to closing, two Investors, Pilgrims & Indians Capital LLC ("P&I") and Castle Creek Capital ("CC"), will enter into side letter agreements with the Company. Under the terms of a side letter agreement with P&I, P&I will be entitled to have one representative appointed to the Company's board of directors for so long as P&I, together with its respective affiliates, owns, in the aggregate, 4% or more of all of the outstanding shares of the Company's common stock.  If P&I holds less than 4% of all of the outstanding shares of the Company's common stock, but 50% or more of their shares purchased in the Private Placement, then such investor will be entitled to have one representative attend all meetings of the Company's board of directors as a nonvoting observer for so long as P&I, together with its respective affiliates, owns, in the aggregate, 50% or more of their shares purchased in the Private Placement. In addition, the Company agreed to pay P&I a structuring fee of $250,000, in consideration of the substantial time and effort expended by P&I on the Private Placement.  Under the terms of a side letter agreement with CC, CC will be entitled to have one representative appointed to the Company's board of directors for so long as CC, together with its respective affiliates, owns, in the aggregate, 4% or more of all of the outstanding shares of the Company's common stock.  If CC holds less than 4% of all of the outstanding shares of the Company's common stock, but 50% or more of their shares purchased in the Private Placement, then such investor will be entitled to have one representative attend all meetings of the Company's board of directors as a nonvoting observer for so long as CC, together with its respective affiliates, owns, in the aggregate, 50% or more of their shares purchased in the Private Placement. In addition, the Company agreed to reimburse CC's legal fees incurred in connection with its participation in the Private Placement up to a maximum of $20,000.  The foregoing description of the side letters do not purport to be complete and are qualified in their entirety by the forms of the side letters attached as exhibits to the Securities Purchase Agreement.

Subscription Agreement

The Company also entered into a subscription agreement dated as of August 5, 2016 (the "Subscription Agreement") with certain directors and executive officers of the Company (the "Inside Investors").  Pursuant to the Subscription Agreement, the Inside Investors have agreed to purchase an aggregate of 1,025,000 shares of Common Stock at $4.50 per share, contingent upon the Company obtaining stockholder approval to convert the Series C Preferred Stock to Common Stock, and satisfaction of stock exchange rules.  If these conditions are not satisfied, the Subscription Agreement will terminate and the Inside Investors will not acquire any shares of Common Stock.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement attached as Exhibit 10.3 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01 above and is incorporated herein by this reference in its entirety.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The response to this item is included in Item 1.01 above and is incorporated herein by this reference in its entirety.

Item 7.01 Regulation FD Disclosure.

In connection with the Private Placement described under Item 1.01 above, the Company provided to prospective investors a slide presentation. Pursuant to the Company's obligations under the Securities Purchase Agreement, the presentation materials are attached hereto as Exhibit 99.1.

The Company has received a subpoena from the SEC, dated March 22, 2016, relating to an investigation by the SEC of the Company's restatement of its financial statements for the years ended December 31, 2010 through December 31, 2013 and the interim periods ended March 31, 2014, June 30, 2014 and September 30, 2014, which restatement was filed with the SEC on September 28, 2015, and the facts and circumstances underlying the restatement.  The Company is cooperating fully with the SEC's investigation.  The costs to respond to the subpoena and cooperate with the SEC's investigation could be material.

On June 30, 2016, the Company received written notice from the Internal Revenue Service that it will be conducting an audit of the Company's tax returns for the tax years 2012, 2013 and 2014. The audit has not yet begun.

The Company received a letter, dated August 1, 2016, demanding inspection of its books and records pursuant to Section 220 of the Delaware General Corporation Law from legal counsel representing a shareholder (the "Demand Letter").  In addition to demanding access to certain of the Company's books and records, the Demand Letter states that the shareholder intends to investigate the actions of the Company's officers and directors, and that the shareholder contemplates the commencement of a shareholder's derivative suit against certain officers and directors of the Company seeking the recovery of the Company's damages and other remedies.  The Company has engaged outside counsel to represent it in this matter and is in the process of analyzing its rights and obligations.

On August 8, 2016, the Company issued the press release announcing the Private Placement which is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of The Bancorp, Inc. under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Important Information

Certain investments discussed in this Current Report on Form 8-K involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

3.1	Certificate of Designation designating Series C Mandatorily Convertible Cumulative Perpetual Non-Voting Preferred Stock.

10.1	Securities Purchase Agreement, dated August 5, 2016, between The Bancorp, Inc. and each of the Investors.

10.2	Registration Rights Agreement, dated August 5, 2016, between The Bancorp, Inc. and each of the Investors.

10.3	Subscription Agreement, dated August 5, 2016, between The Bancorp, Inc. and the purchasers named therein.

99.1	Slide Presentation.

99.2	Press Release, dated August 8, 2016.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2016

The Bancorp, Inc. By: /s/ Damian Kozlowski Name: Damian Kozlowski Title: Chief Executive Officer